Exhibit 3.7
CHIMERA INVESTMENT CORPORATION

ARTICLES OF AMENDMENT

Chimera Investment Corporation, a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Company (the “Charter”) is hereby amended by deleting the second paragraph of Section 5.1 in its entirety and inserting the following in lieu thereof:

At the 2022 annual meeting of stockholders, each of the successors to the directors whose terms expire at the 2022 annual meeting of stockholders shall be elected to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualify. At the 2023 annual meeting of stockholders, each of the successors to the directors whose terms expire at the 2023 annual meeting of stockholders shall be elected to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualify. Beginning with the 2024 annual meeting of stockholders, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors of the Company and approved by the stockholders of the Company as required by law.

THIRD: The undersigned officer acknowledges these Articles of Amendment to be the corporation act of the Company and, as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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Exhibit 3.7

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and Chief Investment Officer and attested to by its Chief Legal Officer and Secretary on this 10th day of June, 2021.

ATTEST: CHIMERA INVESTMENT CORPORATION

By: /s/ Phillip J. Kardis II____________
Name: Phillip J. Kardis II
Title: Chief Legal Officer and Secretary

By: /s/ Mohit Marria__________________
Name: Mohit Marria
Title: Chief Executive Officer and Chief Investment Officer